EXHIBIT 10(ii) 21.
                                                   -----------------

                                                   CONFORMED COPY

                       SECOND AMENDMENT TO
                        CREDIT AGREEMENT,
        MASTER COLLATERAL AND INTERCREDITOR AGREEMENT AND
                    NOTE PURCHASE AGREEMENTS


          AMENDMENT AND CONSENT, dated as of October 30, 1996 (the "Amendment"), to (i) the Credit Agreement, dated as of October 24, 1995, as amended by Amendment No. 1 to Credit Agreement, dated as of January 5, 1996 (as amended, supplemented or otherwise modified from time to time, the "Agreement") among IT CORPORATION, a California corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders") and The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent for the Lenders (in such capacity, the "Agent"), (ii) the Master Collateral and Intercreditor Agreement, dated as of October 24, 1995 (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among the Lenders and the holders of the outstanding Senior Notes (collectively, the "Participating Creditors") and The Chase Manhattan Bank (formerly known as Chemical Bank), as collateral agent for the Participating Creditors and (iii) the several Note Purchase Agreements, each dated as of October 24, 1995, as amended by Amendment No. 1 to Note Purchase Agreements, dated as of January 5, 1996 (as amended, supplemented or otherwise modified from time to time, collectively, the "Note Agreements") between the Borrower and the respective Purchasers party thereto (the Agreement, the Intercreditor Agreement and the Note Agreements, collectively, the "Agreements").


                      W I T N E S S E T H :


          WHEREAS, the parties hereto wish to amend or waive certain provisions of the Agreements on the terms set forth herein;

          NOW, THEREFORE, in consideration of the premise contained herein, the parties hereto agree as follows:

          1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreements as amended hereby.

          2. Consent. Notwithstanding anything to the contrary contained in the Loan Documents (as defined in the Credit Agreement), the Note Agreements, the Senior Notes or the Intercreditor Agreement, the parties hereto hereby agree that the Carlyle Transaction shall not constitute a Change of Control under the Agreements, provided that the aggregate net cash proceeds received by the Borrower upon consummation of the Carlyle Transaction is at least $40,000,000.00.

          3.   Amendment to Section 1.1 of the Credit Agreement
(Definitions).  The definition of "Applicable Margin" is hereby amended by

(i) deleting the word "and" before the word "(b)" and substituting therefor "," and (ii) deleting the clause beginning"; and provided, further," and substituting therefor the following to read in its entirety:

          "(c) in addition, for each day from the Second
     Amendment Effective Date to and including June 30, 1997, an additional 0.75% shall be added to the applicable rate per annum for any outstanding Alternate Base Rate Loans or Eurodollar Loans in clauses (a) or (b) above; and

          (d) in addition, for each day of each calendar quarter following the calendar quarter ending June 30, 1997, the applicable rate set forth below opposite the Leverage Ratio (in each case calculated as of the last day of the Borrower's fiscal quarter ending on or about the beginning of such calendar quarter and based upon the Borrower's financial statement for such fiscal quarter delivered to the Lenders pursuant to Section 21 of Schedule III) shall be added to the applicable rate per annum for any outstanding Alternate Base Rate Loans or Eurodollar Loans in clauses (a) or (b) above:

               Leverage Ratio
               --------------
                  < 2.99                      None
                  -
               3.00 < 3.49                  + 0.25%
                    -
               3.50 < 3.99                  + 0.50%
                    -
               4.00 < 4.49                  + 0.75%
                    -
               4.50 < 4.99                  + 1.00%
                    -
                  > 5.00                    + 1.25%".
                  -

          4. Amendment to Subsection 4.3 of the Credit Agreement (Purpose of Loans). Subsection 4.3 is hereby amended by:

            (i) deleting the word "and" appearing at the end of clause (iii);

           (ii) deleting the period at the end of clause (iv) thereof and substituting the word "; and" in lieu thereof;
     and

          (iii) inserting a new clause at the end thereof to read in its entirety "(v) Investments, subject to the limitations contained in Section 13 of Schedule II.".

          5.   Amendment to Schedule I (Uniform Definitions). (a)
Schedule I is hereby amended by adding in the appropriate alphabetical order the following new definitions:

          "'Carlyle 6% Preferred Stock' shall mean the 6% convertible participating preferred stock issued by the Parent, $100.00 par value per share, which are convertible into shares of the Parent's common stock."

          "'Carlyle Transaction' shall mean the acquisition of
     (i) up to 45,000 shares of Carlyle 6% Preferred Stock (and the distribution of additional shares of Carlyle 6% Preferred Stock as a dividend on the Carlyle 6% Preferred Stock, to be distributed at a rate of 3% for a period not exceeding one year during the second year after the date of issue) and (ii) warrants to purchase 5,000,000 shares of common stock, $1.00 par value per share, of the Parent and the exercise of such warrants, in each case, by certain limited partnerships of which TC Group, L.L.C. is the general partner, pursuant to the Securities Purchase Agreement (without any material amendments or waivers to the terms thereof, including, without limitation, the Certificate of Designation, attached as Exhibit A thereto)."


          "'Leverage Ratio' shall mean, on the last day of any fiscal quarter, the ratio of (i) an amount equal to the average month-end Total Debt for each month ended in such fiscal quarter to (ii) EBITDA for the period of four consecutive fiscal quarters ending on such day."

          "'Second Amendment' shall mean the Second Amendment to the Credit Agreement, the Master Collateral and
     Intercreditor Agreement and the Note Purchase Agreements, dated as of October 30, 1996, by and among the Borrower, the Agent, the Lenders and the Noteholders."

          "'Second Amendment Effective Date' shall mean the date upon which (i) the Second Amendment is (a) executed by the Borrower, the Majority Creditors, the Agent and each Noteholder and (b) acknowledged by the Borrower, the Parent, IT-Tulsa Holdings, Inc., IT Hanford, Inc., Universal Professional Insurance Company, Gradient Corporation, Zentox Corporation, (ii) the Agent receives a non-refundable amendment fee in the amount equal to $300,000.00 (the "Amendment Fees") for the ratable benefit of each Lender, in immediately available funds and (iii) each Noteholder receives its ratable share (based on such Lender's percentage of the outstanding principal amount of the Senior Notes) of a non-refundable fee in the aggregate amount of $325,000.00 (each, a "Noteholder's Fee") in immediately available funds."

          "'Securities Purchase Agreement' shall mean the Securities Purchase Agreement, dated as of August 28, 1996, by and among the Parent and certain limited partnerships of which TC Group, L.L.C. is the general partner."


          (b) The definition of "Capital Expenditures" is hereby amended by (i) deleting the word "," following the words "and equipment" and substituting therefor the words ", other than in connection with acquisitions of assets comprising a business unit or Capital Stock of any Person, and" and (ii) deleting the clause (c) in its entirety.

          (c) The definition of "Consolidated Net Worth" is hereby amended by deleting it in its entirety and substituting therefor the following new definition in its entirety:

     "shall mean, without duplication, (a) the capital stock (but excluding treasury stock and capital stock subscribed but unissued and preferred stock of the Parent or any of its

     Subsidiaries redeemable prior to October 31, 2003) and surplus accounts of the Parent and its Restricted Subsidiaries appearing on a consolidated balance sheet of the Parent and its Restricted Subsidiaries prepared in accordance with GAAP, provided that the investment in Quanterra represented in such accounts and surplus shall be included only to the extent of such investment existing at the Second Amendment Effective Date at all times valued at its book value (such amount on the Second Amendment Effective Date being $13,925,000.00) plus the book value of up to $3,575,000.00 of additional investment in Quanterra, plus (b) non-cash charges arising from the writing off of the asset values for deferred taxes and the investment in Quanterra in an amount no greater than $30,000,000.00, provided to the extent that the non-cash charges referred to in this clause (b) are less than $30,000,000.00, any other non-cash charges in an amount no greater than $5,000,000.00, in any case taken during the period from the Second Amendment Effective Date to and including the fiscal year ending on or before March 31, 1998 minus (c) Restricted Investments, and minus:

               (d)(i) (A) the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangibles under GAAP, including, without limitation, such items as good will, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, unamortized debt discount and expense (other than the capitalized expenses related to the Credit Agreement and the Note Agreements and amendments and waivers thereto up to and including the Second Amendment, but not any subsequent amendments, refinancings or waivers relating thereto), organizational expenses and the excess of cost of purchased Subsidiaries over equity in the net assets thereof at the date of acquisition (collectively, "Intangible Assets") reflected on the Parent's consolidated balance sheet up to and including September 27, 1996, and, (B) either (1) only 50% of any Intangible Assets acquired after September 27, 1996, subject to the consummation of the Carlyle Transaction or (2) 100% of any Intangible Assets acquired after September 27, 1996 if the Carlyle Transaction is not consummated;

               (ii) any write-up in the book value of any asset on the books of the Parent or any Restricted Subsidiary resulting from a revaluation thereof subsequent to the Closing Date;

               (iii) the amounts, if any, at which any shares of stock of the Parent or any Restricted Subsidiary appear on the asset side of such balance sheet; and

               (iv) all deferred charges (other than deferred taxes and prepaid expenses).".

          (d) The definition of "Guaranty" is hereby amended by inserting at the end thereof the following sentence in its entirety:

     "For clarification purposes, all Debt of a Permitted Joint Venture guaranteed by the Parent or any of its Restricted Subsidiaries or which is recourse to the Parent or any of its Restricted Subsidiaries, as the case may be, shall be a Guaranty.".

          (e) The definition of "Make-Whole Amount" is hereby amended by deleting the definition of "Remaining Scheduled Payments" thereto in its entirety and substituting in lieu thereof the following new definition in its entirety:

          "'Remaining Scheduled Payments' means, with respect to the Called Principal of any Senior Note, all payments of such Called Principal and interest thereon (assuming for such purposes that interest (computed on the basis on a 360-day year of twelve 30-day months) shall be deemed to accrue at a rate of 8.67% per annum, payable semi-annually on each April 30 and October 30) that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Senior Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
     Section 7 or 10 of the Note Agreements.".

          (f) The definition of "Permitted Joint Ventures" is hereby amended by (i) deleting clause (ii) in its entirety and renumbering the subsequent clauses accordingly and (ii) deleting the word "$15,000,000" in clause (iii) thereto and substituting therefor the word "$20,000,000".

          (g) The definition of "Senior Notes" is hereby amended by deleting it in its entirety and substituting in lieu therefor the following new definition in its entirety:

          "'Senior Notes' shall mean $65,000,000 aggregate principal amount of the Company's Guaranteed Senior Secured Notes due October 30, 2003 (including any such notes issued in substitution therefor pursuant to Section 11 of the Note Agreements or pursuant to the Second Amendment) originally issued pursuant to the Note Agreements, to be substantially in the form of the Senior Note set out in Exhibit A to the Note Agreements, with such changes therefrom, if any, as may be approved by the Noteholders and the Company.".

          6. Amendment to Schedule II (Uniform Representations and Warranties).

          (a) Section 5 is hereby amended by (i) deleting the words "March 31, 1995" and substituting therefor the words "June 28, 1996" and
(ii) inserting immediately after the words "Exchangeable Preferred Stock" in clause (c) thereto the words "and the Carlyle 6% Preferred Stock.".

          (b) Section 13 is hereby amended by (i) deleting the word "and" following the words "other existing Debt" and substituting therefor "," and (ii) deleting the period at the end thereof and substituting therefor the following new clause in its entirety:

     "and, subject to the consummation of the Carlyle Transaction, to make Investments, provided that with respect to any Investment made with the proceeds of any Loan (i) such Investment shall not be made on or before September 30, 1997, (ii) the aggregate amount of Loans used by the Company for such Investments shall not exceed $20,000,000.00 for any consecutive four-quarter period, (iii) such Investments shall not be an acquisition that has not been approved by the Board of Directors of the Person being acquired, (iv) such Investments shall not be of an entity organized under the laws of any jurisdiction other than the United States of America or any state thereof or Canada, (v) such Investments (whether pursuant to a single transaction or a series of related transactions) shall not be made for consideration greater than $10,000,000.00 unless EBITDA minus capital expenditures (each as defined under GAAP) for the Person being acquired shall be positive in the aggregate for no less than two fiscal years immediately preceding such purchase, (vi) after giving effect to such Loans, the Available Commitment of all Lenders is at least $5,000,000 and (vii) Borrowing Base excess on a pro forma basis after taking into account the inclusion of such assets being acquired shall be at least $20,000,000.00 until September 30, 1998, and at least $15,000,000.00 thereafter.".

          7. Amendment to Schedule III (Uniform Covenants). (a) Subsection 1(a)(v) is hereby amended by inserting at the end thereof the following in its entirety:

     ", and, subject to the consummation of the Carlyle Transaction, an additional amount of Debt comprised of unsecured debt incurred or assumed in connection with any acquisition not prohibited hereunder in an aggregate principal amount outstanding not to exceed (A) $10,000,000.00 or (B) from and after the first date on which the ratio of Total Debt to EBITDA, as calculated pursuant to clause (viii) hereof, as at the last day of the most recent fiscal quarter for which financial statements have been delivered hereunder is less than 3.50:1.00, $20,000,000.00.".

          (b) Section 3 is hereby amended by deleting it in its entirety and substituting therefor the following in its entirety:

          "The Parent will not, as at the end of each fiscal quarter, permit the Leverage Ratio to be greater than the ratios specified below for the fiscal quarters ending in the periods specified below:

          Period                                        Ratio
          ------                                        -----

          Beginning September 28, 1996
            through and including March 28, 1997       7.00:1.00
          Beginning March 29, 1997
            through and including December 26, 1997    6.00:1.00

                                                                       7
          Beginning December 27, 1997
            through and including June 26, 1998        5.00:1.00
          Beginning June 27, 1998
            through and including December 25, 1998    4.50:1.00
          Beginning December 26, 1998
            through and including December 31, 1999    4.00:1.00
          Thereafter                                   3.50:1.00".

          (c) Section 4 is hereby amended by deleting it in its entirety and substituting therefor the following new paragraph in its entirety:

          "The Parent will not, as at the end of any fiscal quarter beginning with the fiscal quarter commencing on September 28, 1996, permit Consolidated Net Worth to be less than the sum of (a) $112,400,000, plus (b) 50% of the cumulative Net Income (without reduction for loss during any fiscal quarter) for all fiscal quarters ending after September 27, 1996, plus (c) 50% of (i) the net cash proceeds from the sale or issuance of any of the Parent's common stock directly or through the conversion of convertible debt and (ii) any cash proceeds received from the exercise of any warrants and rights to purchase the Parent's common stock, plus (d) 60% of the net cash proceeds from the issuance and sale of any Carlyle 6% Preferred Stock.".

          (d) Section 5 is hereby amended by deleting it in its entirety and substituting therefor the following in its entirety:

          "The Parent will not, as at the end of each fiscal quarter specified below, permit the ratio of (i) EBIT for the period specified below, to (ii) an amount equal to (A) Interest Expense for such period minus any fees paid pursuant Section 13 of to the Second Amendment amortized or required to be amortized in the determination of Net Income for such period, plus (B) all cash dividends on Preferred Stock paid during such period, including, without limitation, all cash dividends paid on Carlyle 6% Preferred Stock during such period, plus (C) on and after March 26, 1999, the current maturities of long term debt, to be less than the ratios specified below:

          Fiscal Quarter Ending                   Ratio
          ---------------------                   -----
          Quarter Ended March 28, 1997            0.75:1.00
          Two Quarter Period
            Ended June 27, 1997                   1.00:1.00
          Three Quarter Period
            Ended September 26, 1997              1.00:1.00
          Four Quarter Period
            Ended December 26, 1997               1.25:1.00
          Four Quarter Periods
            Ended March 27, 1998
            and June 26, 1998                     1.50:1.00
          Four Quarter Period
            Ended September 25, 1998              1.75:1.00

                                                                     8
          Rolling Four Quarter Periods
            Ended December 25, 1998
            and thereafter                        2.00:1.00".

          (e) Section 6(b) is hereby amended by inserting immediately after the word "35%" the clause "(or, in the case of the Carlyle
Transaction, 20%)".

          (f) Section 7(g) is hereby amended by (i) deleting the word "$15,000,000" and substituting therefor the word "$20,000,000" and
(ii) inserting at the end of Section 7(g) the following in its entirety:

     ", provided that no such Permitted Joint Venture may owe or incur any Debt with recourse against the Parent or its Restricted Subsidiaries, as the case may be, nor shall the Parent or any of its Restricted Subsidiaries guarantee such Debt of a Permitted Joint Venture, unless such Debt or guarantee is permitted to be made by Section 1 hereunder.".

          (g) Section 7 is hereby amended by (i) deleting the period at the end of clause (k) thereto and substituting therefor the word "," and
(ii) inserting the following new clause in its entirety at the margin:

     ", provided that with respect to any Investment pursuant to this Section 7, (A) the Agent shall have the option to perform an audit of assets directly or indirectly being acquired thereby, at the Borrower's expense, prior to the inclusion in the Borrowing Base of such assets if the value of such assets is less than 10% of the Borrowing Base for the immediately preceding month and (B) the Agent shall perform an audit of assets directly or indirectly being acquired thereby, at the Borrower's expense, prior to such assets inclusion in the Borrowing Base if the value of such assets is (i) equal to or greater than 10% of the Borrowing Base for any single acquisition or (ii) equal to or greater than 25% of the Borrowing Base in the aggregate for the immediately preceding four quarters (it being understood that the foregoing proviso is not intended to limit or restrict any other inspection or evaluation rights of the Agent set forth in the Loan Documents).".

          (h) Section 8(c) is hereby amended by (i) deleting the word "or" appearing before the word "(ii)" and substituting therefor the word "," and (ii) inserting at the end of Section 8(c) the following new clause (iii) "or (iii) to enable the Parent to pay dividends on the Carlyle 6% Preferred Stock, provided that at no time shall the dividend rate per annum on the Carlyle 6% Preferred Stock exceed 6%".

          (i)  Section 8 is hereby further amended by:

            (i) deleting the word "or" at the end of clause
     (d)(ii)(D) thereto;

           (ii) deleting the word "." at the end of clause (f) thereto and substituting therefor the words "; or"; and

                                                                     9
          (iii) inserting the following new paragraph (g) in its entirety:

               "(g) so long as no Default or Event of Default shall have occurred and is continuing, the Company may redeem its capital stock out of the net cash proceeds of the issuance of any other new capital stock, provided that the new capital stock being issued is (i) either pari passu or junior in right to receive dividends and (ii) has no additional or improved economic terms than the capital stock being redeemed and that such redemption and issuance occur within a reasonable period of time.".

          (j) Schedule III is hereby further amended by adding the following new Section 27 in its entirety:

     "Section 27.   Use of Proceeds of Senior Notes.

     Neither the Parent or any of its Affiliates will, directly or indirectly, use any of the proceeds of the sale of the Senior Notes for the purpose, whether immediate, incidently or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose which might constitute this transaction a "purpose credit", in each case within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended) or Regulation U of such Board (12 C.F.R. 221, as amended), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulation T (12 C.F.R. 220, as amended) or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such Board. No indebtedness being reduced or retired out of the proceeds of the sale of the Senior Notes was incurred for the purpose of purchasing or carrying any such "margin stock", and neither the Company or any of its Affiliates owns or has any intention of acquiring such "margin stock".".

          8.   Limited Waiver.  Compliance with Sections 2, 4 and 5 of
Schedule III is hereby waived for the quarters ended June 28, 1996 and September 27, 1996.

          9. Amendment to Section 1 of the Note Agreements. Section 1 of each Note Agreement is hereby amended by deleting it in its entirety and substituting therefor the following paragraph in its entirety:

     "SECTION 1.    AUTHORIZATION OF SENIOR NOTES.

          The Company will authorize the issue and sale of $65,000,000 aggregate principal amount of its 8.67% Guaranteed Senior Secured Notes due October 30, 2003 (including any such notes issued in substitution therefor pursuant to Section 11 or pursuant to the Second Amendment), to be substantially in the form of the Senior Note set out in Exhibit A, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule I; references

                                                                     10
     to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

          The Senior Notes will be guaranteed by the Parent and the Subsidiary Guarantors pursuant to the Guarantees and will be secured as provided in the Security Documents.".

          10. Amendment to Section 8 of the Note Agreements. Section 8 of each Note Agreement is hereby amended by deleting it in its entirety and substituting therefor the following paragraph in its entirety:

     "SECTION 8.    COVENANTS OF THE COMPANY

          The Company covenants that from the date of this Agreement through the Closing and thereafter so long as any of the Senior Notes are outstanding, (a) it will observe and comply with the "Uniform Covenants" set forth in Schedule III, which Schedule III is incorporated herein as if set forth herein in full, and (b) commencing on the Second Amendment Effective Date, the Company will pay interest on the unpaid balance of the principal amount of the Senior Notes outstanding until the unpaid balance shall become due and payable (whether at stated maturity or at a date fixed for prepayment or by declaration or otherwise) at the rate calculated below (the "Rate"), in cash, on each April 30 and October 30 after the Second Amendment Effective Date, and with interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by law) on any overdue interest, at the Rate plus 2.00%, payable semi-annually as aforesaid or, at the option of the holder of its respective Senior Note, on demand.

          The interest shall be calculated by the Company on a daily basis (each such day, a "Determination Date") based on the principal amount of the Senior Notes outstanding on such Determination Date. Daily interest shall be calculated, based on actual days elapsed in a 365-day year, at a rate per annum equal to 9.42% for the period commencing on the Second Amendment Effective Date to and including June 30, 1997, and for each day of each calendar quarter following the calendar quarter ending June 30, 1997, at a rate per annum equal to the sum of (i) 8.67% plus (ii) the applicable rate set forth below opposite the Leverage Ratio (in each case calculated as of the last day of the Company's fiscal quarter ending on or about the beginning of such calendar quarter and based upon the Company's financial statement for such fiscal quarter delivered to the Noteholders pursuant to
     Section 21 of Schedule III):

                       Leverage Ratio              Rate
                       --------------              ----

                          < 2.99                   None
                          -
                     3.00 < 3.49                   0.25%
                          -
                     3.50 < 3.99                   0.50%
                          -

                                                                  11
                     4.00 < 4.49                    0.75%
                          -
                     4.50 < 4.99                    1.00%
                          -

                          > 5.00                    1.25%
                          -

     The Senior Notes are hereby amended to the extent of the foregoing provisions, and, within 10 Business Days of the Second Amendment Effective Date, the Company shall issue and deliver to the Noteholders revised Senior Notes, in form and substance satisfactory to the holders of the Senior Notes reflecting the payment of interest specified above and shall obtain for such notes a Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissions). Each such revised Senior Note, shall be a "Senior Note".".

          11.  Amendment to the Intercreditor Agreement.  The
Intercreditor Agreement is hereby amended by deleting the words "(the "Senior Notes")" in clause (B) thereto.

          12. Representations and Warranties. On and as of the date hereof, the Borrower hereby represents and warrants that after giving effect to the waivers and amendments contained herein, no Default or Event of Default has occurred or is continuing.

          13. Fees. The Borrower shall pay (i) to the Agent, a non-refundable amendment fee in the amount equal to $300,000.00 (the "Amendment Fee") for the ratable benefit of each Lender, in immediately available funds and (ii) to each Noteholder, its ratable share (based on such Noteholder's percentage of the outstanding principal amount of the Senior Notes) of a non-refundable fee in the aggregate amount of $325,000.00 (each, a "Noteholder's Fee") in immediately available funds.

          14. Effective Date. This Amendment will become effective on the Second Amendment Effective Date.

          15. Continued Effect. Except as expressly amended as provided for herein, the Agreements shall continue to be, and shall remain, in full force and effect in accordance with its terms. This Amendment shall be limited solely for the purposes and to the extent expressly set forth herein and nothing herein express or implied shall constitute an amendment, supplement, modification or waiver to or of any other term, provision or condition of the Agreements.

          16. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          17. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their properly and duly authorized officers as of the day and year first above written.


                                  IT CORPORATION


                                  By:  /s/ Philip H. Ockelmann
                                     -------------------------
                                    Title:   VP, Finance & Treasurer



                                  THE CHASE MANHATTAN BANK (formerly
                                   known as Chemical Bank), as
                                   Administrative Agent and as a Lender


                                  By:  /s/ John T. Zeller
                                     -------------------------
                                    Title:  Vice President


                                  SOCIETE GENERALE


                                  By:  /s/ David Brunson
                                     -------------------------
                                    Title:  First Vice President


                                  THE FIRST NATIONAL BANK OF BOSTON


                                  By:  /s/ J. Lee Harper
                                     -------------------------
                                    Title:  Vice President


                                  JOHN HANCOCK MUTUAL LIFE INSURANCE
                                   COMPANY


                                  By:  /s/ Stephen J. Blewitt
                                     -------------------------
                                    Title:  Investment Officer

                                  JOHN HANCOCK LIFE INSURANCE
                                   COMPANY OF AMERICA


                                  By:  /s/ Willma J. Davis
                                     -------------------------
                                    Title:  Vice President


                                  ALLSTATE LIFE INSURANCE COMPANY


                                  By:  /s/ Charles D. Mires
                                     -------------------------
                                    Title:  Vice President


                                  By:  /s/ Ronald C. Mendel
                                     -------------------------
                                    Title:  Senior Investment Manager


                                  THE MUTUAL LIFE INSURANCE COMPANY
                                   OF NEW YORK


                                  By:  /s/ Suzanne E. Walton
                                     -------------------------
                                    Title:  Managing Director

                                  MONY LIFE INSURANCE COMPANY OF
                                   AMERICA


                                  By:  /s/ Suzanne E. Walton
                                     -------------------------
                                    Title:  Authorized Agent

The undersigned hereby acknowledge and affirm their respective obligations pursuant to the Security Agreements and the Guarantees as of the day and year first above written.


                                  INTERNATIONAL TECHNOLOGY
                                   CORPORATION


                                  By:  /s/ Philip H. Ockelmann
                                     -------------------------
                                    Title:  VP, Finance & Treasurer


                                  IT CORPORATION


                                  By:  /s/ Philip H. Ockelmann
                                     -------------------------
                                    Title:  VP, Finance & Treasurer


                                  IT-TULSA HOLDINGS, INC.


                                  By:  /s/ Philip H. Ockelmann
                                     -------------------------
                                    Title:   Treasurer


                                  IT HANFORD, INC.


                                  By:  /s/ Philip H. Ockelmann
                                     -------------------------
                                    Title:   Assistant Treasurer


                                  UNIVERSAL PROFESSIONAL INSURANCE
                                  COMPANY


                                  By:  /s/ Philip H. Ockelmann
                                     -------------------------
                                    Title:  Treasurer


                                  GRADIENT CORPORATION


                                  By:  /s/ Philip H. Ockelmann
                                     -------------------------
                                    Title:   Assistant Treasurer